Exhibit 10.2

MAGELLAN HEALTH SERVICES, INC.

2008 MANAGEMENT INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

(REFERENCE NO. 2008-MARCH 5, 2008)

Name of Optionee:

Shares Subject to Option:	shares of Ordinary Common Stock of Magellan Health Services, Inc. (the “Shares”)

Type of Option:	☒ Nonqualified ☐ Incentive

Exercise Price per Share:

Date of Grant:	March 5, 2008

Date Exercisable and Other Conditions of Exercise:

This option shall be exercisable, in whole or in part, until its Expiration Date, only to the extent it is vested and while the Optionee’s Service with the Company, a Subsidiary or a Parent company continues. In addition, this option, to the extent vested on the date of termination of the Optionee’s Service, shall be exercisable for the period after the termination of the Optionee’s Service provided by Optionee’s Option Agreement, unless a different period is specified in Optionee’s employment agreement with the Company, a Subsidiary or a parent company, in which case this option shall be exercisable for such different period after termination of Optionee’s Service (but in no event on or after the Expiration Date).

In addition, this option may be exercised, to the extent vested, only when exercise is otherwise permitted in accordance with the terms of the 2008 Management Incentive Plan and the Option Agreement to which this notice of grant relates (including the provisions thereof applicable in the event of Injurious Conduct).

Vesting:

This option shall vest with respect to the Shares subject hereto as to one-third of such Shares on each of the first, second and third anniversaries of the Date of Grant, provided that in each case the Optionee’s Service has not terminated prior to such date.

Notwithstanding the preceding paragraph, this Option shall earlier vest immediately with respect to 100% of the Shares subject hereto in the event, after the date hereof, a Change in Control of the Company (as defined below) shall have occurred and within the period of eighteen months (or such other period as is provided by Optionee’s employment agreement, if any, in effect at the time of the Change of Control) following occurrence of the Change in Control, Optionee’s Service with the Company shall be terminated by the Company without Cause (as defined below) or by the Optionee with Good Reason (as defined below), provided that the Optionee’s Service with the Company has not previously terminated after the date hereof for any other reason, and upon such accelerated vesting this Option shall continue to be exercisable for the same period after such termination of Optionee’s Service as provided above. For purposes of this Option, the terms “Change in Control,” “Cause” and “Good Reason” shall have the same meanings as provided in any employment agreement between the Company and Optionee in effect at the time of the Change in Control (including any terms of substantially comparable significance in any such employment agreement even if not of identical wording) or, if no such employment agreement is in effect at such time or no such meanings are provided in such employment agreement, shall have the meanings ascribed thereto below:

(1)	A “Change in Control” of the Company shall mean the first to occur after the date hereof of any of the following events:

a.

any “person,” as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the Voting Stock (as defined below) of the Company;

	b.	the majority of the Board of Directors of the Company consists of individuals other than “Continuing Directors,” which shall mean the members of the Board on the date hereof;

c.

the Board of Directors of the Company adopts and, if required by law or the certificate of incorporation of the Corporation, the shareholders approve the dissolution of the Company or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the Company’s assets;

d.

all or substantially all of the assets of the Company are disposed of pursuant to a merger, consolidation, share exchange, reorganization or other transaction unless the shareholders of the Company immediately prior to such merger, consolidation, share exchange, reorganization or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they previously owned the Voting Stock or other ownership interests of the Company, a majority of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

e.

the Company merges or combines with another company and, immediately after the merger or combination, the shareholders of the Company immediately prior to the merger or combination own, directly or indirectly, 50% or less of the Voting Stock of the successor company, provided that in making such determination there shall being excluded from the number of shares of Voting Stock held by such shareholders, but not from the Voting Stock of the successor company, any shares owned by Affiliates of such other company who were not also Affiliates of the Company prior to such merger or combination.

(2)	“Cause” shall mean:

	a.	Optionee is convicted of (or pleads guilty or nolo contendere to) a felony or a crime involving moral turpitude;

	b.	Optionee’s commission of an act of fraud or dishonesty involving his or her duties on behalf of the Company;

c.

Optionee’s willful failure or refusal to faithfully and diligently perform duties lawfully assigned to Optionee as an officer or employee of the Company or other willful breach of any material term of any employment agreement at the time in effect between the Company and Optionee; or

	d.	Optionee’s willful failure or refusal to abide by the Company’s policies, rules, procedures or directives, including any material violation of the Company’s Code of Ethics.

(3)	“Good Reason” shall mean:

a.

a reduction in Optionee’s salary in effect at the time of a Change in Control, unless such reduction is comparable in degree to the reduction that takes place for all other employees of the Company of comparable rank (for which purpose any person who is an executive officer of the Company (as determined for purposes of the Exchange Act shall be considered of comparable rank) or a reduction in Optionee’s bonus for the year in which or any year after the year in which the Change of Control occurs from Optionee’s maximum bonus opportunity for the year in which the Change in Control occurs (if any) as established under any employment agreement Optionee has with the Company or any bonus plan of the Company applicable to Optionee (or, if no such maximum bonus opportunity has yet been established for Optionee under a bonus plan applicable to Optionee for the year in which the Change of Control has occurred, the maximum bonus opportunity so established for Optionee for the immediately preceding year (if any));

b.

a material diminution in Optionee’s position, duties or responsibilities as in effect at the time of a Change in Control or the assignment to Optionee of duties which are materially inconsistent with such position, duties and authority, unless in either case such change is made with the consent of the Optionee; or

c.

the relocation by more than 50 miles of the offices of the Company which constitute at the time of the Change in Control Optionee’s principal location for the performance of his or her services to the Company;

provided that, in each such case, such event or condition continues uncured for a period of more than 15 days after Optionee gives notice thereof to the Company.

For purposes of the foregoing definitions, (A) “the Company” shall include any entity that succeeds to all or substantially all of the business of the Company, (B) “Affiliate” of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified, and (C) “Voting Stock” shall mean any capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation and reference to a percentage of Voting Stock shall refer to such percentage of the votes that all such Voting Stock is entitled to cast.

Other Terms (if any):

Expiration Date:	March 5, 2018

By signing your name below, you accept this award and acknowledge and agree that this award is granted under and governed by the terms and conditions of the Magellan Health Services, Inc. 2008 Management Incentive Plan and the related Stock Option Agreement, reference number 2008-March 5, 2008, both of which are hereby made a part of this document.

MAGELLAN HEALTH SERVICES, INC.

Name: Rene Lerer
Title: President and Chief Executive Officer

OPTIONEE:

Name: